Exhibit 32.2

In connection with this Quarterly Report of Western Graphite Inc. (the “Company”), on Form 10-Q for the nine months ended September 30, 2015 (the “Report”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Mark Corrao, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 20, 2015

/s/ Mark Corrao

Mark Corrao

Chief Financial Officer

(Principal Financial Officer)